    As filed with the Securities and Exchange Commission on December 17, 1993
                                               Registration No. 33-__________
_____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                ________________

                                   Form S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ________________

                             BELL INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                                   95-2039211
     (State of Incorporation)                        (I.R.S. Employer
                                                  Identification Number)

        11812 San Vicente Boulevard, Los Angeles, California 90049-5069
                    (Address of Principal Executive Office)

                      1993 Employees' Stock Purchase Plan
                            (Full Title of the Plan)

               THEODORE WILLIAMS                            Copy to:
     Chairman of the Board, President and              JOHN J. COST, ESQ.
            Chief Executive Officer                     Irell & Manella
             Bell Industries, Inc.                    333 South Hope Street
          11812 San Vicente Boulevard                      Suite 3300
      Los Angeles, California 90049-5069          Los Angeles, California 90071-3042
               (310) 826-2355                            (213) 620-1555
 (Name, Address and Telephone Number, Including
  Area Code, of Registrant's Agent for Service)

                        CALCULATION OF REGISTRATION FEE

                                                             Proposed          Proposed
                                                             Maximum            Maximum
         Title of                       Amount to be      Offering Price       Aggregate          Amount of
Securities to be Registered              Registered        Per Share(1)    Offering Price(1)   Registration Fee
Common Stock, $.25 par value             750,000(2)          $16.875          $12,656,250           $4,364

(1) Pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act"), estimated solely for the purpose of calculating the registration fee based upon the last sale price of Registrant's Common Stock on the New York Stock Exchange on December 15, 1993.

(2) In addition, pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of the plan described herein.



                               PAGE 1 OF 13 PAGES
                            INDEX APPEARS AT PAGE 11

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.          PLAN INFORMATION.*

ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

                 *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement on Form S-8. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                 (a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1993;

                 (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993;

                 (c) Registrant's definitive Proxy Statement dated September 20, 1993, with respect to its Annual Meeting of Stockholders held on November 2, 1993; and

                 (d) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on April 22, 1977 pursuant to
                             Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                 Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 of the General Corporation Law of Delaware ("GCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of any action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                 In addition, Section 145 of the GCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled; and that the corporation shall have the power to purchase and maintain insurance on behalf of any such director, officer, employee or agent of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under Section 145.

                 Section 102(b)(7) of the GCL provides that the Certificate of Incorporation may contain a provision eliminating or limiting the personal liability of a director of the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

                 Article VII of Registrant's Bylaws provides that each director and officer, whether or not then in office, shall be indemnified by the corporation to the full extent permitted by the provisions of Section 145 of the GCL, as amended, or the provisions of any more restrictive laws governing the corporation as at the time may be applicable.

                 Article Tenth of Registrant's Certificate of Incorporation contains the above-referenced provision limiting the personal liability of directors of the corporation for monetary damages for breach of fiduciary duty as a director.

                 Registrant has entered into indemnification agreements with its directors and officers and has obtained directors' and officers' liability insurance which protect such directors and officers against certain liabilities which may arise from the performance of their respective duties.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not Applicable.

ITEM 8.          EXHIBITS.

                 4.1         1993 Employees' Stock Purchase Plan (incorporated by reference to Registrant's definitive Proxy
                             Statement for its 1993 Annual Meeting of Stockholders, filed with the Commission on September 20, 1993)

                 4.2         Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 2 to Registrant's
                             Form 8-B dated November 19, 1979)

                 4.3         Registrant's Bylaws and Amendment to Bylaws (incorporated by reference to Exhibit 4 to Registrant's
                             Form 8-B dated November 19, 1979 and Exhibit 3 to Registrant's Form 8-K dated November 4, 1992, respectively)

                 5           Opinion of Irell & Manella as to the legality of the shares of Common Stock being registered

                 23.1        Independent Auditors' Consent

                 23.2        Consent of Irell & Manella (included in Exhibit 5)

                 24          Power of Attorney (included on the signature page of this Registration Statement)

ITEM 9.   UNDERTAKINGS.

          (a)     The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                             (i)        to include any prospectus required by
                                        Section 10(a)(3) of the Securities Act;

                             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to
                                        Section 13(a) or Section 15(d) of the
                                        Exchange Act that is incorporated by
                                        reference in this Registration
                                        Statement shall be deemed to be a new
                                        registration statement relating to the
                                        securities offered therein, and the
                                        offering of such securities at that
                                        time shall be deemed to be the initial
                                        bona fide offering thereof.

              (c)                       Insofar as indemnification for
                                        liabilities arising under the
                                        Securities Act may be permitted to
                                        directors, officers and controlling
                                        persons of Registrant pursuant to the
                                        foregoing provisions or otherwise,
                                        Registrant has been advised that in the
                                        opinion of the Securities and Exchange
                                        Commission, such indemnification is
                                        against public policy as expressed in
                                        the Securities Act and is, therefore,
                                        unenforceable.  In the event that a
                                        claim for indemnification against such
                                        liabilities (other than the payment by
                                        Registrant of expenses incurred or paid
                                        by a director, officer or controlling
                                        person of Registrant in the successful
                                        defense of any action, suit or
                                        proceeding) is asserted by such
                                        director, officer or controlling person
                                        in connection with the securities being
                                        registered, Registrant will, unless in
                                        the opinion of its counsel the matter
                                        has been settled by controlling
                                        precedent, submit to a court of
                                        appropriate jurisdiction the question
                                        of whether such indemnification by it
                                        is against public policy as expressed
                                        in the Securities Act and will be
                                        governed by the final adjudication of
                                        such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 10th day of December, 1993.


                                  BELL INDUSTRIES, INC.
                                  a Delaware corporation


                                  By: /s/ THEODORE WILLIAMS
                                      ---------------------------------
                                      Theodore Williams
                                      President and Chief Executive Officer





                               POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theodore Williams and John J. Cost, or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                               Title                              Date
         ---------                               -----                              ----
 /s/ THEODORE WILLIAMS                Chairman of the Board,                  December 14, 1993
 -------------------------
 Theodore Williams                    President and Chief Executive
                                      Officer (principal executive
                                      officer)

 /s/ TRACY A. EDWARDS                 Vice President and Chief Financial      December 10, 1993
 -------------------------
 Tracy A. Edwards                     Officer (principal financial and
                                      accounting officer)


 /s/ JOHN J. COST                     Director                                December 10, 1993
 -------------------------
 John J. Cost


                                      Director                                December ___, 1993
 -------------------------
 Anthony L. Craig

 /s/ BRUCE M. JAFFE                   Director                                December 10, 1993
 -------------------------
 Bruce M. Jaffe


 /s/ MILTON ROSENBERG                 Director                                December 8, 1993
 ------------------------
 Milton Rosenberg


 /s/ CHARLES S. TROY                  Director                                December 8, 1993
 -------------------------
 Charles S. Troy

                                 EXHIBIT INDEX

                                                                                      Sequentially
                                                                                      ------------
 Exhibit             Description                                                      Numbered Page
 -------             -----------                                                      -------------
 4.1                 1993 Employees' Stock Purchase Plan (incorporated by
                     reference to Registrant's definitive Proxy Statement for its
                     1993 Annual Meeting of Stockholders, filed with the
                     Commission on September 20, 1993)

 4.2 Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 2 to Registrant's Form 8-B dated
                     November 19, 1979)

 4.3 Registrant's Bylaws and Amendment to Bylaws (incorporated by reference to Exhibit 4 to Registrant's Form 8-B dated
                     November 19, 1979 and Exhibit 3 to Registrant's Form 8-K dated November 4, 1992, respectively)

 5                   Opinion of Irell & Manella as to the legality of the shares
                     of Common Stock being registered                                     12

 23.1                Independent Auditors' Consent                                        13

 23.2                Consent of Irell & Manella (included in Exhibit 5)

 24 Power of Attorney (included on the signature page of this Registration Statement)